UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                      January 9, 2013

Linkwell Corporation
(Exact name of registrant as specified in its charter)

Florida	000-24977	65-1053546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1104 Jiatang, Jiading District, Shanghai, China	201807
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(86) 21-5566-6258

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Company, as nominal defendant, and certain of its affiliated management and affiliated companies were named in a derivative action filed in the United States District Court, Southern District of Florida (Frederick Siegmund, Derivatively On Behalf of Linkwell Corporation v. Metamining, Inc. et al.) (Case No. 12-632539-Civ) alleging breach of fiduciary duty, constructive fraud, civil conspiracy and unjust enrichment in relation to its acquisition of Metamining Nevada, Inc. during the first part of 2012.  The plaintiff seeks to recover damages on behalf of the Company and the imposition of a constructive trust relative to the shares of Linkwell issued to certain of the named defendants. We believe that this claim is totally without merit and we intend to vigorously defend ourselves against the allegations.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Linkwell Corporation

Date: January 29, 2013	By: /s/ Xuelian Bian
Xuelian Bian, Chief Executive Officer